Exhibit 99.1

HubSpot Reports Q1 2023 Results

CAMBRIDGE, MA (May 3, 2023) — HubSpot, Inc. (NYSE: HUBS), the customer relationship management (CRM) platform for scaling companies, today announced financial results for the first quarter ended March 31, 2023.

Financial Highlights:

Revenue

•
Total revenue was $501.6 million, up 27% compared to Q1'22.
o
Subscription revenue was $489.7 million, up 27% compared to Q1'22.
o
Professional services and other revenue was $11.9 million, up 12% compared to Q1'22.

Operating Income (Loss)

•
GAAP operating margin was (8.9%), compared to (2.8%) in Q1'22.
•
Non-GAAP operating margin was 13.5%, compared to 8.8% in Q1'22.
•
GAAP operating loss was ($44.8) million, compared to ($11.2) million in Q1'22.
•
Non-GAAP operating income was $67.7 million, compared to $35.0 million in Q1'22.

Net Income (Loss)

•
GAAP net loss was ($38.3) million, or ($0.78) per basic and diluted share, compared to ($9.3) million, or ($0.20) per basic and diluted share in Q1'22.
•
Non-GAAP net income was $61.6 million, or $1.25 per basic and $1.20 per diluted share, compared to $27.5 million, or $0.58 per basic and $0.54 per diluted share in Q1'22.
•
Weighted average basic and diluted shares outstanding for GAAP net loss per share was 49.4 million, compared to 47.6 million basic and diluted shares in Q1'22.
•
Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 49.4 million and 51.5 million respectively, compared to 47.6 million and 51.2 million, respectively in Q1'22.

Balance Sheet and Cash Flow

•
The company’s cash, cash equivalents, and short-term and long-term investments balance was $1.6 billion as of March 31, 2023.
•
During the first quarter, the company generated $81.1 million of cash from operating cash flow, compared to $82.2 million during Q1'22.
•
During the first quarter, the company generated $103.6 million of cash from non-GAAP operating cash flow and $85.2 million of free cash flow, compared to $82.2 million of cash from non-GAAP operating cash flow and $62.6 million of free cash flow during Q1'22.

Additional Recent Business Highlights

•
Grew Customers to 177,298 at March 31, 2023, up 23% from March 31, 2022.
•
Average Subscription Revenue Per Customer was $11,365 during the first quarter of 2023, up 3% compared to the first quarter of 2022.
•
The company had 7,055 full-time employees, up 10% from March 31, 2022.

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“We had a strong start to the year and I’m pleased with the focused execution of the HubSpot team," said Yamini Rangan, Chief Executive Officer at HubSpot. “Our results show that our product innovation is in high gear and that our bi-modal go-to-market strategy is working. We continue to operate in a tough macroeconomic environment but we have a solid playbook for executing and driving sustainable growth despite this challenge. At the same time, we are in the early stages of a transformative shift brought on by Generative AI. HubSpot is well positioned to help go-to-market teams be even more effective with AI, and we’re incredibly excited by the opportunity it is creating to deliver even more value for customers.”

Business Outlook
Based on information available as of May 3, 2023, HubSpot is issuing guidance for the second quarter of 2023 and full year 2023 as indicated below.

Second Quarter 2023:

•
Total revenue is expected to be in the range of $503.0 million to $505.0 million.
o
Unfavorable foreign exchange rates are expected to be a 1 point headwind to second quarter 2023 revenue growth.(1)
•
Non-GAAP operating income is expected to be in the range of $54.0 million to $56.0 million(2).
•
Non-GAAP net income per common share is expected to be in the range of $0.98 to $1.00. This assumes approximately 52.4 million weighted average diluted shares outstanding.

Full Year 2023:

•
Total revenue is expected to be in the range of $2.080 billion to $2.088 billion.
o
Foreign exchange rates are expected to have a neutral impact on full year 2023 revenue growth(1)
•
Non-GAAP operating income is expected to be in the range of $275.0 million to $279.0 million(2).
•
Non-GAAP net income per common share is expected to be in the range of $4.80 to $4.85. This assumes approximately 52.3 million weighted average diluted shares outstanding.

(1) Foreign exchange rates impact on revenue is calculated by comparing current period average rates with prior period average rates.

(2) The impact of restructuring charges, which include employee severance and lease consolidation costs, are excluded from our non-GAAP operating income and non-GAAP net income per common share business outlook.

Use of Non-GAAP Financial Measures

In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website ir.hubspot.com.

Conference Call Information

HubSpot will host a conference call on Wednesday, May 3, 2023, at 4:30 p.m. Eastern Time (ET) to discuss the company’s first quarter 2023 financial results and its business outlook. To register for this conference call, please use this dial in registration link or visit HubSpot's Investor Relations website at ir.hubspot.com. Participants who wish to register for the conference call webcast please use this link.

Following the conference call, a replay will be available at (866) 813-9403 (domestic) or +44 (204) 525-0658 (international). The replay passcode is 573268. An archived webcast of this conference call will also be available on HubSpot's Investor Relations website at ir.hubspot.com.

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The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot
HubSpot is a leading CRM platform that provides software and support to help companies grow better. The platform includes marketing, sales, service, operations, and website management products that start free and scale to meet our customers' needs at any stage of growth. Today, over 177,000 customers across more than 120 countries use HubSpot's powerful and easy-to-use tools and integrations to attract, engage, and delight customers. Learn more at www.hubspot.com.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, foreign currency movement, and business outlook, including our financial guidance for the second fiscal quarter of and full year 2023 and out long-term financial framework; statements regarding our positioning for future growth and market leadership; statements regarding the economic environment; and statements regarding expected market trends, future priorities and related investments, and market opportunities. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with our history of losses; our recent reduction in force, including risks that the related costs and charges may be greater than anticipated and that the restructuring efforts may not generate their intended benefits, may adversely affect ours internal programs and our ability to recruit and retain skilled and motivated personnel, and may be distracting to employees and management; our ability to retain existing customers and add new customers; the continued growth of the market for a CRM platform; our ability to develop new products and technologies and differentiate our platform from competing products and technologies; our ability to manage our growth effectively over the long-term to maintain our high level of service; our ability to maintain and expand relationships with our solutions partners; the price volatility of our common stock; the impact of geopolitical conflicts, inflation, foreign currency movement, macroeconomic instability, and the COVID-19 pandemic on our business, the broader economy, our workforce and operations, the markets in which we and our partners and customers operate, and our ability to forecast our future financial performance; and other risks set forth under the caption “Risk Factors” in our SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$325,159	$331,022
Short-term investments	1,159,554	1,081,662
Accounts receivable	197,516	226,849
Deferred commission expense	76,365	70,992
Prepaid expenses and other current assets	63,480	44,074
Total current assets	1,822,074	1,754,599
Long-term investments	121,814	112,791
Property and equipment, net	107,060	105,227
Capitalized software development costs, net	73,068	63,790
Right-of-use assets	310,000	319,304
Deferred commission expense, net of current portion	80,476	66,559
Other assets	66,145	58,795
Intangible assets, net	16,702	17,446
Goodwill	46,454	46,227
Total assets	$2,643,793	$2,544,738
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,958	$20,883
Accrued compensation costs	70,605	62,846
Accrued expenses and other current liabilities	131,492	102,122
Operating lease liabilities	33,580	35,928
Deferred revenue	571,793	539,874
Total current liabilities	810,428	761,653
Operating lease liabilities, net of current portion	309,037	316,184
Deferred revenue, net of current portion	5,474	5,904
Other long-term liabilities	17,763	14,546
Convertible senior notes	454,712	454,227
Total liabilities	1,597,414	1,552,514
Stockholders’ equity:
Common stock	49	49
Additional paid-in capital	1,734,749	1,647,446
Accumulated other comprehensive loss	(7,756)	(12,890)
Accumulated deficit	(680,663)	(642,381)
Total stockholders’ equity	1,046,379	992,224
Total liabilities and stockholders’ equity	$2,643,793	$2,544,738

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Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended March 31,
	2023	2022
Revenues:
Subscription	$489,743	$384,956
Professional services and other	11,877	10,643
Total revenue	501,620	395,599
Cost of revenues:
Subscription	68,339	59,384
Professional services and other	13,707	13,552
Total cost of revenues	82,046	72,936
Gross profit	419,574	322,663
Operating expenses:
Research and development	127,683	92,736
Sales and marketing	250,683	197,134
General and administrative	57,405	43,947
Restructuring	28,570	—
Total operating expenses	464,341	333,817
Loss from operations	(44,767)	(11,154)
Other expense:
Interest income	10,472	515
Interest expense	(930)	(950)
Other (expense) income	(794)	3,692
Total other expense	8,748	3,257
Loss before income tax expense	(36,019)	(7,897)
Income tax expense	(2,263)	(1,444)
Net loss	$(38,282)	$(9,341)
Net loss per share, basic and diluted	$(0.78)	$(0.20)
Weighted average common shares used in computing basic and diluted net loss per share:	49,395	47,577

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Consolidated Statements of Cash Flows

(in thousands)

	For the Three Months Ended March 31,
	2023	2022
Operating Activities:
Net loss	(38,282)	$(9,341)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities
Depreciation and amortization	16,570	12,798
Stock-based compensation	83,037	45,704
Restructuring charges	2,281	—
Gain on strategic investments	—	(4,221)
Provision on (benefit from) deferred income taxes	47	(246)
Amortization of debt discount and issuance costs	484	507
(Accretion) amortization of bond discount	(8,008)	585
Unrealized currency translation	(358)	703
Changes in assets and liabilities
Accounts receivable	30,615	3,552
Prepaid expenses and other assets	(20,417)	(3,927)
Deferred commission expense	(18,539)	(8,354)
Right-of-use assets	8,483	6,528
Accounts payable	(17,873)	3,625
Accrued expenses and other liabilities	24,221	7,135
Operating lease liabilities	(9,829)	(2,318)
Deferred revenue	28,638	29,496
Net cash and cash equivalents provided by operating activities	81,070	82,226
Investing Activities:
Purchases of investments	(362,246)	(435,547)
Maturities of investments	287,967	405,219
Purchases of property and equipment	(3,310)	(9,940)
Purchases of strategic investments	(6,000)	(5,046)
Capitalization of software development costs	(15,122)	(9,722)
Net cash and cash equivalents used in investing activities	(98,711)	(55,036)
Financing Activities:
Repayment of 2025 Convertible Notes attributable to the principal	—	(1,619)
Employee taxes paid related to the net share settlement of stock-based awards	(1,198)	(4,354)
Proceeds related to the issuance of common stock under stock plans	11,254	11,852
Net cash and cash equivalents provided by financing activities	10,056	5,879
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,722	(1,649)
Net (decrease) increase in cash, cash equivalents and restricted cash	(5,863)	31,420
Cash, cash equivalents and restricted cash, beginning of period	334,175	380,042
Cash, cash equivalents and restricted cash, end of period	$328,312	$411,462

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Reconciliation of non-GAAP operating income and operating margin

(in thousands, except percentages)

	Three Months Ended March 31,
	2023	2022
GAAP operating loss	$(44,767)	$(11,154)
Stock-based compensation	83,037	45,704
Amortization of acquired intangible assets	845	410
Restructuring charges	28,570	—
Non-GAAP operating income	$67,685	$34,960

GAAP operating margin	(8.9%)	(2.8%)
Non-GAAP operating margin	13.5%	8.8%

Reconciliation of non-GAAP net income

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
GAAP net loss	$(38,282)	(9,341)
Stock-based compensation	83,037	45,704
Amortization of acquired intangibles assets	845	410
Restructuring charges	28,570	—
Non-cash interest expense for amortization of debt discount and debt issuance costs	484	507
Gain on strategic investments	—	(4,221)
Loss (gain) on equity method investment	122	(105)
Income tax effects of non-GAAP items	(13,145)	(5,436)
Non-GAAP net income	$61,631	27,518

Non-GAAP net income per share:
Basic	$1.25	$0.58
Diluted	$1.20	$0.54
Shares used in non-GAAP per share calculations
Basic	49,395	47,577
Diluted	51,497	51,201

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended March 31,
	2023					2022
	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$68,339	$13,707	$127,683	$250,683	$57,405	$59,384	$13,552	$92,736	$197,134	$43,947
Stock -based compensation	(2,745)	(1,087)	(33,324)	(30,169)	(15,712)	(1,823)	(835)	(16,986)	(16,869)	(9,191)
Amortization of acquired intangible assets	(399)	—	—	(446)	—	(321)	—	—	(89)	—
Non-GAAP expense	$65,195	$12,620	$94,359	$220,068	$41,693	$57,240	$12,717	$75,750	$180,176	$34,756

GAAP expense as a percentage of revenue	13.6%	2.7%	25.5%	50.0%	11.4%	15.0%	3.4%	23.4%	49.8%	11.1%
Non-GAAP expense as a percentage of revenue	13.0%	2.5%	18.8%	43.9%	8.3%	14.5%	3.2%	19.1%	45.5%	8.8%

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Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended March 31,
	2023	2022
GAAP subscription margin	$421,404	$325,572
Stock-based compensation	2,745	1,823
Amortization of acquired intangible assets	399	321
Non-GAAP subscription margin	$424,548	$327,716

GAAP subscription margin percentage	86.0%	84.6%
Non-GAAP subscription margin percentage	86.7%	85.1%

Reconciliation of non-GAAP operating cash flow
(in thousands)

	Three Months Ended March 31,
	2023	2022
GAAP net cash and cash equivalents provided by operating activities	$81,070	$82,226
Payment of restructuring charges	22,513	—
Non-GAAP operating cash flow	$103,583	$82,226

Reconciliation of free cash flow
(in thousands)

	Three Months Ended March 31,
	2023	2022
GAAP net cash and cash equivalents provided by operating activities	$81,070	$82,226
Purchases of property and equipment	(3,310)	(9,940)
Capitalization of software development costs	(15,122)	(9,722)
Payment of restructuring charges	22,513	—
Free cash flow	$85,151	$62,564

Reconciliation of forecasted non-GAAP operating income (in thousands, except percentages)
	Three Months Ended June 30, 2023	Year Ended December 31, 2023
GAAP operating income range	($145,152)-($147,152)	($283,040)-($286,040)
Stock-based compensation	136,307	463,651
Amortization of acquired intangible assets	845	3,389
Restructuring charges	62,000-66,000	91,000-98,000
Non-GAAP operating income range	$54,000-$56,000	$275,000-$279,000

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Reconciliation of forecasted non-GAAP net income and non-GAAP net income per share (in thousands, except per share amounts)

	Three Months Ended June 30, 2023	Year Ended December 31, 2023
GAAP net loss range	($144,791)-($147,541)	($260,856)-($264,731)
Stock-based compensation	136,307	463,651
Amortization of acquired intangible assets	845	3,389
Non-cash interest expense for amortization of debt issuance costs	496	1,985
Restructuring charges	62,000-66,000	91,000-98,000
Loss on equity method investment	—	122
Income tax effects of non-GAAP items	(3,657)-(3,907)	(48,341)-(48,966)
Non-GAAP net income range	$51,200-$52,200	$250,950-$253,450

GAAP net income per basic and diluted share	($2.91)-($2.97)	($5.23)-($5.30)
Non-GAAP net income per diluted share	$0.98-$1.00	$4.80-$4.85

Weighted average common shares used in computing GAAP basic and diluted net loss per share:	49,737	49,919
Weighted average common shares used in computing non-GAAP diluted net loss per share:	52,361	52,300

HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets, non-cash interest expense for amortization of debt issuance costs, restructuring charges, loss of equity method investment, and income tax effects of non-GAAP items assume, among other things, the occurrence of no additional acquisitions or dispositions, and no further revisions to stock-based compensation and related expenses.

Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income, operating margin, subscription margin, expense, expense as a percentage of revenue, net income, operating and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. Free cash flow is defined as cash and cash equivalents provided by or used in operating activities less purchases of property and equipment and capitalization of software development costs, plus payment of restructuring charges. We believe information regarding free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash provides a comparable framework for assessing how our business performed when compared to prior periods which excluded restructuring charges paid from operating cash flow.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures

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prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude stock-based compensation, amortization of acquired intangible assets, non-cash interest expense for the amortization of debt issuance costs, gain or impairment losses on strategic investments, gain or loss on equity method investment, restructuring charges, and account for the income tax effects of the exclusion of these non-GAAP items. We believe investors may want to incorporate the effects of these items in order to compare our financial performance with that of other companies and between time periods:

A.
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

B.
Expense for the amortization of acquired intangible assets is excluded from non-GAAP expense and income measures as HubSpot views amortization of these assets as arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is a non-cash expense that is not typically affected by operations during any particular period. Valuation and subsequent amortization of intangible assets can also be inconsistent in amount and frequency because they can significantly vary based on the timing and size of acquisitions and the inherently subjective nature of the degree to which a purchase price is allocated to intangible assets. We believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods, for which we have historically excluded amortization expense, and to our peer companies, which commonly exclude acquired intangible asset amortization. It is important to note that although we exclude amortization of acquired intangible assets from our non-GAAP expense and income measures, revenue generated from such intangibles is included within our non-GAAP income measures. The use of these intangible assets contributed to our revenues earned during the periods presented and will contribute to future periods as well.

C.
In June 2020, we issued $460 million of convertible notes due in 2025 with a coupon interest rate of 0.375%. The issuance cost of the debt is amortized as interest expense over the remaining term of the debt. We believe the exclusion of this non-cash interest expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

D.
Strategic investments consist of non-controlling equity investments in privately held companies. The recognition of gains or impairment losses can vary significantly across periods and we do not view them to be indicative of our fundamental operating activities and believe the exclusion of gains or impairment losses provides for a useful comparison of our operating results to prior periods and to our peer companies.

E.
We made a contribution to the Black Economic Development Fund (the “investee”) managed by the Local Initiatives Support Corporation and have committed to make additional capital contributions. We account for this investment under the equity method of accounting. The proportionate share of our equity method investee's net earnings have been excluded in order to provide a comparable view of our operating results to prior periods and to our peer companies. We believe this activity is not reflective of our recurring core business operating results.

F.
Restructuring are charges related to severance, employee related benefits, facilities and other costs associated with the restructuring plan implemented in January 2023. Restructuring charges fluctuate in amount and frequency and

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are not reflective of our recurring core business operating results. We believe that the exclusion of these charges and related cash payments provides for a useful comparison of our operating results to prior periods and to our peer companies, which commonly exclude restructuring charges.

G.
The effects of income taxes on non-GAAP items reflect a fixed long-term projected tax rate of 20% to provide better consistency across reporting periods. To determine this long-term non-GAAP tax rate, we exclude the impact of other non-GAAP adjustments and take into account other factors such as our current operating structure and existing tax positions in various jurisdictions. We will periodically reevaluate this tax rate, as necessary, for significant events such as relevant tax law changes and material changes in our forecasted geographic earnings mix.

Investor Relations Contact:
Charles MacGlashing
investors@hubspot.com

Media Contact:
media@hubspot.com

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